EXHIBIT 99.1

PREMIER POWER RENEWABLE ENERGY, INC.

COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

AND THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

PREMIER POWER RENEWABLE ENERGY, INC.
COMBINED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Auditor’s Report	F-2

Combined Balance Sheets as of December 31, 2007 and 2006 and June 30, 2008 (unaudited)	F-3

Combined Statements of Operations for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007 (unaudited)	F-4

Combined Statements of Shareholders’/Members’ Equity for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 (unaudited)	F-5

Combined Statements of Cash Flows for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007 (unaudited)	F-6

Notes to the Combined Financial Statements	F-7

INDEPENDENT AUDITOR’S REPORT

To the Members and Shareholders of Premier Power Renewable Energy, Inc.

We have audited the accompanying combined balance sheets of Premier Power Renewable Energy, Inc. (the “Company”) as of December 31, 2007 and 2006 and the related combined statements of operations, changes in shareholders’/members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financing reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Premier Power Renewable Energy, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Sacramento, California
June 3, 2008 (September 2, 2008 as to the second paragraph of Note 4 and August 22, 2008, September 1, 2008 and September 9, 2008 as to the first, second and third paragraphs, respectively of Note 10)

PREMIER POWER RENEWABLE ENERGY, INC.
COMBINED BALANCE SHEETS

			(Unaudited)
	As Of		As Of
	December 31, 2007	December 31, 2006	June 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,278,651	$934,853	$928,221
Accounts receivable, net of allowance for doubtful accounts
of $10,000	2,437,851	1,225,297	2,904,241
Due from shareholders	23,458
Cost and estimated earnings in excess of billings
on uncompleted contracts	37,245	153,087	2,342,290
Inventory, net	1,417,338	496,454	1,114,917
Prepaid expenses and other current assets	69,332	155,604	255,192
Total current assets	5,263,875	2,965,295	7,544,861

Property and equipment, net	314,166	208,494	348,852
Total assets	$5,578,041	$3,173,789	$7,893,713

LIABILITY AND SHAREHOLDERS'/MEMBERS' EQUITY
Current liabilities:
Accounts payable	$2,611,162	$1,179,777	$2,771,587
Accrued liablilities	527,550	339,230	935,798
Deferred income taxes	31,152	11,680	221,137
Billings in excess of costs and estimated earnings
on uncompleted contracts	1,451,637	1,223,126	1,919,082
Borrowings, current	58,165	32,936	570,719
Total current liabilities	4,679,666	2,786,749	6,418,323
Borrowings, non-current	183,223	70,655	209,475
Total liabilities	4,862,889	2,857,404	6,627,798

Commitments and contingencies (Note 6)

MINORITY INTEREST	1,650	18,197	319,480

Shareholders'/members' equity:
Common stock, par $0, 100 shares authorized and outstanding at
December 31, 2007 and 2006 and June 30, 2008	100	100	100
Members' equity	3,424	3,424	3,424
Retained earnings	700,913	293,814	913,482
Accumulated other comprehensive income	9,065	850	29,429
Total shareholders'/members' equity	713,502	298,188	946,435
Total liabilities and shareholders'/members' equity	$5,578,041	$3,173,789	$7,893,713

The accompanying notes are an integral part of these financial statements

PREMIER POWER RENEWABLE ENERGY, INC.
COMBINED STATEMENTS OF OPERATIONS

			(Unaudited)	(Unaudited)
	For the Year Ended		For the Six Months Ended
	December 31, 2007	December 31, 2006	June 30, 2008	June 30, 2007

Net sales	$ 16,685,690	$ 9,933,345	$ 17,988,817	$ 8,824,200
Cost of sales	(12,440,839)	(7,529,362)	(15,269,775)	(6,764,456)
Gross profit	4,244,851	2,403,983	2,719,042	2,059,744

Operating expenses:
Sales and marketing	1,493,890	935,228	995,376	685,052
Administrative expense	1,877,888	1,245,791	912,490	848,100
Total operating expenses	3,371,778	2,181,019	1,907,866	1,533,152

Operating income	873,073	222,964	811,176	526,592

Other income (expense):
Interest expense	(26,222)	(7,826)	(39,045)	(6,004)
Interest income	20,340	10,997	21,817	11,474
Total other income (expense)	(5,882)	3,171	(17,228)	5,470

Income before income taxes	867,191	226,135	793,948	532,062

Income tax expense (benefit)	39,873	(4,304)	204,336	5,234

Net income before minority interest	827,318	230,439	589,612	526,828

Minority interest	16,547	(15,869)	(315,043)	18,197

Net income	$843,865	$214,570	$274,569	$545,025

The accompanying notes are an integral part of these financial statements

PREMIER POWER RENEWABLE ENERGY, INC.
COMBINED STATEMENTS OF SHAREHOLDERS'/MEMBERS' EQUITY

					Accumulated
					Other
	Common Stock		Members'	Retained	Comprehensive
	Shares	Amount	Equity	Earnings	Income	Total
Balance December 31, 2005	100	$100	$	$205,641	$	$205,741

Net income				214,570		214,570
Foreign currency translation adjustment					850	850
Comprehensive income						215,420

Distributions				(126,397)		(126,397)
Proceeds from sale of member units			3,424			3,424

Balance December 31, 2006	100	100	3,424	293,814	850	298,188

Net income				843,865		843,865
Foreign currency translation adjustment					8,215	8,215
Comprehensive income						852,080

Distributions				(436,766)		(436,766)

Balance December 31, 2007	100	100	3,424	700,913	9,065	713,502

Net income (unaudited)				274,569		274,569
Foreign currency translation adjustment (unaudited)					20,364	20,364
Comprehensive income (unaudited)						294,933

Distributions (unaudited)				(62,000)		(62,000)

Balance June 30, 2008 (unaudited)	100	$100	$3,424	$913,482	$29,429	$946,435

The accompanying notes are an integral part of these financial statements

PREMIER POWER RENEWABLE ENERGY, INC.
COMBINED STATEMENTS OF CASH FLOWS

			(Unaudited)	(Unaudited)
	For the Year Ended		For the Six Months Ended
	December 31, 2007	December 31, 2006	June 30, 2008	June 30, 2007
Cash flows form operating activities:
Net income	$843,865	$214,570	$274,569	$545,025
Minority interest	(16,547)	15,869	315,043	(18,197)
Net Income before minority interest	827,318	230,439	589,612	526,828
Adjustments to reconcile net income provided by
(used in) operating activities:
Depreciation and amortization	76,435	60,146	49,228	34,577
Changes in operating assets and liabilities:
Accounts receivable	(1,212,554)	(704,340)	(466,390)	(919,413)
Cost and estimated earnings in excess of billings
on uncompleted contracts	115,842	(137,255)	(2,305,045)	6,130
Inventories	(920,884)	(51,154)	302,421	(157,712)
Prepaid expenses and other assets	86,272	(127,497)	(185,860)	121,895
Accounts payable	1,435,966	834,658	164,905	(237,411)
Accrued liablities	188,320	167,117	408,249	185,157
Deferred income taxes	19,472	1,580	189,985	(8,980)
Billings in excess of costs and estimated earnings
on uncompleted contracts	228,511	100,110	467,445	202,689

Net cash provided by (used in) operating activities	844,698	373,804	(785,450)	(246,240)
Cash flows from investing activities:
Acquisition of property and equipment	(6,692)	(15,888)	(26,411)	(5,579)
Proceeds from sale of property and equipment	10,432		999
Distributions	(436,766)	(126,397)	(62,000)	(385,619)
Net cash used in investing activities	(433,026)	(142,285)	(87,412)	(391,198)
Cash flows from financing activities:
Principal payments of long-term debt	(48,051)	(52,095)	(24,176)	(9,454)
Proceeds from sale of member units		5,752
Net (advances) repayments from/to shareholders	(23,458)		23,458	(167,496)
Proceeds from debt			500,000	191,842
Net cash provided by (used in) financing activities	(71,509)	(46,343)	499,282	14,892
Effect of foreign currency	3,635		23,150	896
Increase (Decrease) in cash and cash equivalents	343,798	185,176	(350,430)	(621,650)
Cash and cash equivalents at begining of period	934,853	749,677	1,278,651	934,853
Cash and cash equivalents at end of period	$1,278,651	$934,853	$928,221	$313,203

Supplemental cash flow information:
Interest paid	$24,760	$6,566	$39,553	$6,001
Taxes paid	$24,238	$1,651	$13,800	$18,800
Non-cash investing and financing activities:
Issuance of notes to acquire equipment	$185,846	$53,385	$62,983	$43,210

The accompanying notes are an integral part of these financial statements

PREMIER POWER RENEWABLE ENERGY, INC.
Notes To Combined Financial Statements

Information as of and for the Six Months Ended June 30, 2008 and 2007 is unaudited

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The combined financial statements of Premier Power Renewable Energy, Inc. (the Company) include the financial position, cash flows and results of operations of three entities that are each majority owned by a common shareholder group and have common management and operations. All significant inter-company accounts and transactions have been eliminated in the combined financial statements. Listed below are the entities included in these financial statements:

•	Premier Power Renewable Energy, Inc. (Premier Power)
•	Bright Future Technologies, LLC (Bright Future)
•	Premier Power Sociedad Limitada (Premier Power Spain)

Premier Power designs, engineers, and installs photovoltaic systems in the United States. Bright Future distributes solar panels to Premier Power and Premier Power Spain. Premier Power Spain designs, engineers and installs photovoltaic systems in Spain.

The financial information as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 is unaudited, but in the opinion of management of the Company, contains all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates include the allowance for doubtful accounts, warranty reserves, revenue recognition, the estimated useful life of property and equipment and the provision for income taxes. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand or in the bank and short-term investment securities with original maturity of 90 days or less at date of purchase.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company had $1,600,061, $940,440 and $1,000,044 in cash in bank accounts at December 31, 2007 and 2006 and June 30, 2008, respectively, in excess of deposit insurance limits.

Concentrations and Credit Risk -, One customer accounted for 15% of the Company's revenues in 2007 and a different customer accounted for 14% of its revenues in 2006. One customer accounted for 30% of the Company’s revenues for the six months ended June 30, 2008. Two different customers accounted for 20% and 18% of the Company’s revenue for the six months ended June 30, 2007. Accounts receivable primarily consist of trade receivables and amounts due from state agencies and utilities for rebates on solar systems installed. At December 31, 2007, the Company had two customers which accounted for 49% and 22% of its accounts receivable. At December 31, 2006, the Company had one customer which accounted for 20% of its accounts receivable. At June 30, 2008, the Company had two customers that accounted for 23% and 13% of its accounts receivable. The Company monitors account balances and follows up with accounts that are past due as defined in the terms of the contract with the customer. To date, the Company’s losses on uncollectible accounts receivable have been immaterial. The Company maintains an allowance for doubtful accounts receivable based on the expected collectibility of its accounts receivable. The allowance for doubtful accounts is based on assessments of the collectibility of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than historical experience, the allowance for doubtful accounts is increased. The allowance for doubtful accounts was $10,000 as of December 31, 2007 and 2006 and June 30, 2008.

The Company purchases its solar panels from a limited number of vendors, but believes that in the event it is unable to purchase solar panels from these vendors alternative sources of solar panels are available.

At December 31, 2007 and June 30, 2008, the Company held $88,536 and $84,808, respectively of its long lived assets in Spain. At December 31, 2006, there were no long lived assets held in Spain. For the years ended December 31, 2007 and 2006, the Company recorded $1,925,238 and $111,974 in revenues from Spain. For the six months ended June 30, 2008 and 2007, the Company recorded $8,963,084 and $533,838 in revenues from Spain.

Inventories - Inventories, consisting primarily of raw materials, are recorded using the average cost method and are carried at the lower of cost or market.

Property and Equipment - Property and equipment with a value greater than $2,000 are recorded at cost and depreciated using straight-line method over estimated useful lives of 5 years, or in the case of leasehold improvements, the lease term, if shorter. Maintenance and repairs are expensed as they occur.

Revenue Recognition - Revenue on photovoltaic system installation contracts is recognized using the percentage of completion method of accounting. At the end of each period, the Company measures the cost incurred on each project and compares the result against its estimated total costs at completion. The percent of cost incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as costs and estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines its customer’s credit worthiness at the time the order is accepted. Sudden and unexpected changes in customer’s financial condition could put recoverability at risk.

In our solar photovoltaic business, contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling and general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

Advertising - The Company expenses advertising costs as they are incurred. Advertising costs were $415,622 and $177,838 for the years ended December 31, 2007 and 2006, respectively. Advertising costs for the six months ended June 30, 2008 and 2007 were $219,148 and $255,148, respectively.

Warranty Reserve - Prior to January 1, 2007, the Company provided a five year warranty covering the labor and materials associated with its installations in California. Our current standard warranty for our installation services includes a 10-year warranty period for defects in material and workmanship in California. The warranty period for defects in material and workmanship is five years in New Jersey and New York, two years in Nevada, and one year in Spain. Solar panels and inverters are warranted by the manufacturer for 25 years and 10 years, respectively. We maintain a warranty reserve for potential warranty or service claims, however, we have not had material warranty claims in the past. Activity in the Company’s warranty reserve was as follows:

	Year Ended December 31, 2007	Year Ended December 31, 2006	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Balance at beginning of period	$58,375	$—	$172,002	$58,375
Warranty expense	132,533	64,326	108,721	47,115
Less: Warranty claims	(18,906)	(5,951)	(2,353)	(8,415)
Balance at end of period	$172,002	$58,375	$278,370	$97,075

Foreign Currency - Premier Power Spain’s functional currency is the Euro. Its assets and liabilities are translated at year-end exchange rates, except for certain non-monetary balances which are translated at historical rates. All income and expense amounts of Premier Power Spain are translated at average exchange rates for the period. Translation gains and losses are not included in determining net income but are accumulated in a separate component of shareholders’/members’ equity. Foreign currency transaction gains and losses are included in the determination of net income (loss) in the period in which they occur.

Comprehensive Income - Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” establishes standards for reporting comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income, as defined, includes all changes in equity during the period from non-owner sources, such as foreign currency translation adjustments.

Income Taxes - The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Realization of deferred tax assets is dependent upon the weight of available evidence, including expected future earnings. A valuation allowance is recognized if it is more likely than not that some portion, or all of a deferred tax asset will not be realized.

Premier Power (a Subchapter S Corporation) and Bright Future (a Limited Liability Corporation) are not subject to federal income tax, but are, however, subject to state income taxes. For the years ended December 31, 2007 and 2006, the Company recorded approximately $36,408 and ($4,304) in income tax expense (benefit) for these entities. For the six months ended June 30, 2008 and 2007, the Company recorded ($3,088) and $5,234 in income tax expense (benefit) for these entities.

Premier Power Spain is organized under the laws of Spain and is subject to federal and provincial income taxes. For the years ended December 31, 2007 and 2006, Premier Power Spain recorded income tax expense of $3,465 and $0, respectively. For the six months ended June 30, 2008 and 2007, Premier Power Spain recorded income tax expense of $207,424 and $0, respectively

Deferred tax liabilities of $31,152, $11,680 and $221,137 at December 31, 2007 and 2006 and June 30, 2008, respectively, consist primarily of differences in the timing of recognition of certain revenues and expenses and basis differences for book and tax purposes for the assets of Premier Power.

Recently Issued Accounting Pronouncements - In September 2006, the Financial Accounting Standards Board (“FASB”) issued FAS No. 157, "Fair Value Measurement" ("FAS 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements.  This statement is effective for fiscal years beginning after November 15, 2007, except for non-financial assets and liabilities measured at fair value on a non-recurring basis for which the effective date will be for fiscal years beginning after November 15, 2008, and is not expected to have a material impact on the Company's combined financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“FAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and is applicable beginning in the first quarter of 2008. The Company does not believe the adoption of FAS 159 will have a material impact on its financial position, results of operations, or cash flows.

In December 2007, the FASB issued FAS No. 141(R), “Business Combinations” (“FAS 141(R)”), which requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. FAS 141(R) is prospectively effective to business combinations for which the acquisition is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of FAS 141(R) on the Company's combined financial statements will be determined in part by the nature and timing of any future acquisition completed.

In December 2007, the FASB issued FAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements (as amended)” (“FAS 160”), which improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as equity consolidated financial statements. Moreover, FAS 160 eliminates the diversity that currently exists in accounting from transactions between an entity and non-controlling interests by requiring they be treated as equity transactions. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. The Company is currently evaluating the impact that FAS 160 will have on its combined financial statements.

In May 2008, the FASB issued FAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America (the GAAP hierarchy). This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments of AU Section 411, “The Meaning of Presents Fairly in Conformity with Generally Accepted Accounting Principles.” The Company is currently evaluating the impact that FAS 162 will have on its combined financial statements.

In April 2008, the FASB issued Staff Position No. 142-3 “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”) amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP 142-3 must be applied prospectively to intangible assets acquired after the effective date. The Company will apply the guidance of FSP 142-3 to intangible assets acquired after January 1, 2009.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following :

	December 31, 2007	December 31, 2006	June 30, 2008
Equipment	$138,151	$117,764	$124,817
Furniture and computers	12,352	6,352	46,085
Vehicles	338,663	199,388	397,384
	489,166	323,504	$568,286
Less: Accumulated depreciation	(175,000)	(115,010)	(219,434)
	$314,166	$208,494	$348,852

Depreciation expense was $76,435 and $60,146 for the years ended December 31, 2007, 2006, respectively, and $49,228 and $34,577 for the six months ended June 30, 2008 and 2007, respectively.

3. ACCRUED LIABLILITIES

Accrued liabilities consisted of the following:

	December 31, 2007	December 31, 2006	June 30, 2008
Payroll	$215,434	$151,125	$359,944
Warranty reserve	172,002	58,375	278,370
401K plan	60,000	40,000	62,989
Sales and local taxes	24,020	37,242	177,889
Workers compensation insurance	20,000	36,000	—
Other operational accruals	36,094	16,488	56,606
Total	$527,550	$339,230	$935,798

4. LINES OF CREDIT

In February 2007, the Company entered into an agreement for a $2 million line of credit (LOC) with a bank, maturing in February 2008. The LOC was renewed in February 2008 with a borrowing limit of $3 million and maturing in February of 2009. The LOC is secured by the assets of the Company and a personal guarantee of the majority owners. Actual amounts available under the LOC each month are dependent on the balance of accounts receivable and inventory each month. The LOC bears interest at the prime rate plus 1% (6% at June 30, 2008). At June 30, 2008, $500,000 was outstanding on the LOC. No amounts were outstanding on the LOC as of December 31, 2007.

The LOC includes certain financial covenants. At June 30, 2008 the Company was in violation of a financial covenant that required the Company to maintain a minimum net worth of $1.5 million. The bank waived the covenant violation and the Company does not anticipate that it will be in violation of this covenant in the future.

The Company also has a separate $100,000 line of credit that is secured by the personal guarantee of certain of the owners. This loan is callable at any time by the bank. Interest is payable monthly at the prime rate plus 4.75%. No balance was outstanding on this line of credit at December 31, 2007, 2006 or June 30, 2008

5. NOTES PAYABLE

The Company has various notes payable outstanding as of December 31, 2007 and 2006. The notes are secured by vehicles and have maturities through 2014. At December 31, 2007, 2006 and June 30, 2008, the balances outstanding on the notes payable, including accrued interest were $241,388, $103,591 and $280,194, respectively. The annual interest rates on the notes range from 1.9% to 6.4%. The future principal payments on these notes as of December 31, 2007 are as follows:

2008	$58,165
2009	54,657
2010	46,685
2011	42,566
2012	28,500
2013	5,508
2014	5,307
Total	$241,388

6. COMMITMENTS AND CONTINGENCIES

Premier Power Spain is party to a non-cancelable operating lease, which expires in April 2012, for its administrative and operating facility. The lease provides for annual rent increases tied to the Consumer Price Index. The lease requires the following payments as of December 31, 2007, subject to annual adjustment, if any:

2008	$12,432
2009	12,432
2010	12,432
2011	12,432
2012	4,144
Total	$53,872

For the years ended December 31, 2007 and 2006 the Company recorded $8,769 and $0, respectively, in rent expense. For the six month periods ended June 30, 2008 and 2007, rent expense for this lease was $7,261 and $1,890, respectively.

7. EMPLOYEE BENEFIT PLAN

Premier Power has a 401 (k) plan (the Plan) for its employees. Employees are eligible to make contributions when they attain an age of twenty-one and have completed at least one year of service. Premier Power makes discretionary matching contributions to employees who qualify for the Plan and were employed on the last day of the Plan year. Such contributions totaled $60,000 and $40,000 for the years ended December 31, 2007 and 2006, respectively. Employees are vested 100% after 3 years of service. Neither Bright Future nor Premier Power Spain offer defined contribution or defined benefit plans to their employees.

8. EQUITY AND MINORITY INTEREST

The Company’s common control group (Control Group) consists of three individuals, two of whom are married to each other. The Control Group owns the following percentages of each of the combined companies as of December 31:

Entity	2007	2006
Premier Power	100%	100%
Bright Future	100%	100%
Premier Power Spain	51%	51%

The Company has determined that the Control Group has effective control over the operations of Premier Power Spain through its majority ownership interest, the involvement of the Control Group in the management of Premier Power Spain and the absence of any non-representative voting or board of director interests. The minority interest in the net assets and net income of Premier Power Spain is reflected in the combined balance sheets and combined statements of operations.

The share capital or members’ equity of the combined companies, giving effect to the minority interest is shown below as of December 31;

Entity	2007	2006
Premier Power	$100	$100
Bright Future	$1,000	$1,000
Premier Power Spain	$2,424	$2,424

Bright Future’s operations are controlled by the terms of its operating agreement, which provides for an indefinite term of existence. The significant terms of the operating agreement are summarized below:

•	Subject to certain limitations, profits and losses of Bright Future are allocated to its members in accordance with a member’s ownership interest.
•	The managing member of Bright Future is Sarilee Marks.
•	There is only one class of membership and no member has preferential rights.

9. RELATED PARTY TRANSACTION

The Company’s CEO is the owner and controlling shareholder of a company which acted as the guarantor of the Company line of credit with a borrowing limit of $3 million. In addition, two of the members of the control group have personally guaranteed the line of credit.

10. SUBSEQUENT EVENTS

On August 22, 2008, the Company entered into employment agreements with certain members of management. The agreements provide for varying levels of severance payments under certain conditions, including termination without cause and a change in control.

On September 1, 2008, the shareholders of the Company finalized a reorganization of the Company’s capital structure. Under the reorganization, Bright Future and Premier Power Spain became wholly owned subsidiaries of Premier Power. Holders of interests in Bright Future and Premier Spain received ownership interests in Premier Power in conjunction with the reorganization.

On September 9, 2008 the Company completed a reverse acquisition (“Transaction”) with Harry’s Trucking, Inc. In connection with the Transaction, shareholders of the Company received shares of the common stock of Harry’s Trucking, Inc. in exchange for the assets and operations of the Company. For accounting purposes, the Company was considered to be the acquiring entity.